Exhibit 99.1

United Online Reports First Quarter Results

  GAAP Operating Income of $37.4 Million and Adjusted OIBDA of $61.5 Million
  Cash Flow from Operations of $43.6 Million and Free Cash Flow of $37.5 Million
  Net Growth of 244,000 Classmates Media Segment Pay Accounts

WOODLAND HILLS, Calif.--(BUSINESS WIRE)--May 5, 2009--United Online, Inc. (Nasdaq:UNTD), a leading provider of consumer products and services over the Internet, today reported financial results for its first quarter ended March 31, 2009. The results include three months of operations from FTD Group, Inc. (“FTD”), acquired on August 26, 2008, that were not included in the company’s financial results for the first quarter ended March 31, 2008.

“United Online delivered strong financial results within a challenging macro environment, which underscores the value proposition of our consumer products and services and further demonstrates the resiliency of our business model,” commented Mark R. Goldston, Chairman, President and Chief Executive Officer of United Online. “We achieved adjusted OIBDA of $61.5 million in the first quarter, reflecting strong contributions from each of our operating segments. Excluding the FTD segment for comparability with the prior year, adjusted OIBDA increased to a first quarter record $40.4 million and was driven by a 34% year-over-year increase in segment adjusted OIBDA to $15.8 million within our Classmates Media segment, its best-ever performance for a first quarter.”

“Our strong results reflect an increase in Classmates Media segment adjusted OIBDA to a first quarter record 27.1% of segment revenues, and an increase in our Communications segment adjusted OIBDA to a quarterly record 42.9% of segment revenues,” Goldston added. “In addition, despite the decrease in FTD segment revenues that was consistent with the guidance we provided last quarter, FTD segment adjusted OIBDA as a percentage of segment revenues achieved a solid 14.2% during the quarter.”

Summary Results for First Quarter Ended March 31, 2009:

The following table summarizes key financial results for the first quarter ended March 31, 2009.

	(in millions, except per share and percentage figures)
Financial Highlights	Q1 2009	Q1 2008	% Change
FTD revenues	$148.0	$-	N/A
Classmates Media revenues	58.5	51.9	13%
Communications revenues	57.4	69.9	(18%)
Intersegment eliminations	(0.2)	-	N/A
Consolidated revenues	$263.6	$121.8	116%

GAAP operating income	$37.4	$20.4	84%

Adjusted OIBDA(1)	$61.5	$38.7	59%

GAAP net income applicable to common stockholders	$16.4	$12.1	36%
GAAP diluted net income per share applicable to common stockholders	$0.20	$0.18	11%

Adjusted net income applicable to common stockholders(2)	$28.8	$21.3	35%
Adjusted diluted net income per share applicable to common stockholders(2)	$0.35	$0.31	13%

  Consolidated revenues were $263.6 million, an increase of 116% versus the year-ago quarter. The increase was primarily attributable to the company’s acquisition of FTD in August 2008.
  Adjusted OIBDA(1) was $61.5 million, an increase of 59% versus the year-ago quarter. Excluding FTD for comparability with the prior year, adjusted OIBDA increased 5% versus the year-ago quarter.
  GAAP diluted net income per share applicable to common stockholders was $0.20, an increase of 11% versus the year-ago quarter.
  Adjusted diluted net income per share applicable to common stockholders(2) was $0.35, an increase of 13% versus the year-ago quarter.

Neil P. Edwards, Acting Chief Financial Officer, commented, “The company continued to generate strong cash flow that resulted in a cash position of approximately $125 million at March 31, 2009, an increase of over $20 million versus December 31, 2008. These strong results demonstrate our financial capacity to service the debt on our balance sheet and pay quarterly cash dividends, while retaining the flexibility to selectively invest in initiatives that we believe will offer attractive financial returns.”

Cash Flows, Balance Sheet and Dividend Highlights:

  Cash flows from operations were $43.6 million, an increase of 50% versus the year-ago quarter. The increase was primarily attributable to the FTD acquisition.
  Free cash flow(4) was $37.5 million, an increase of 41% versus the year-ago quarter. The increase was primarily attributable to the FTD acquisition.
  Cash and cash equivalents at March 31, 2009 increased to a combined $124.8 million from $104.5 million at December 31, 2008, representing a net increase of $20.2 million during the first quarter.
  Total debt, net of discounts, at March 31, 2009 was $408.9 million, a decrease of $4.6 million versus $413.5 million at December 31, 2008.
  The company paid $8.8 million in cash dividends during the quarter.
  The company’s Board of Directors recently declared a quarterly cash dividend for the 17th consecutive quarter. The cash dividend of $0.10 per share is payable on May 29, 2009 to shareholders of record on May 14, 2009.

Segment Results for First Quarter Ended March 31, 2009:

FTD:

	(in millions, except percentages)		% Change	% Change @
Financial Highlights	Q1 2009	Q1 2008	Reported	Constant Currency
Products revenues	$113.3	$149.7	(24%)
Services revenues	32.8	39.7	(17%)
Advertising revenues	1.9	2.6	(25%)
Segment revenues	$148.0	$192.0	(23%)	(14%)
as a % of consolidated revenues	56.1%	-	N/A

Segment income from operations	$19.2	$-	N/A
Segment adjusted OIBDA(1)	$21.0	$-	N/A
as a % of segment revenues(1)	14.2%	-	N/A

			% Change	% Change @
Metrics Highlights	Q1 2009	Q1 2008	Reported	Constant Currency
Consumer orders(5) (thousands)	1,691	1,994	(15%)
Average order value(5)	$57.70	$65.59	(12%)	1%

British Pound / U.S. Dollar exchange rate (average)	1.43	1.98	N/A

  Quarterly revenues, consumer orders(5) and average order value(5) for certain quarterly periods prior to United Online’s acquisition of FTD, as previously reported by FTD prior to the acquisition, are included in the table above and in the metrics table accompanying this press release as supplemental disclosures for comparison purposes.
  Segment revenues, including a $16.5 million negative impact of foreign currency exchange, were $148.0 million, a decrease of 23% versus the year-ago quarter.
  Segment revenues in constant currency terms decreased 14% versus the year-ago quarter, excluding the foreign currency exchange rate impact resulting from a strengthened U.S. Dollar versus the British Pound.
  Segment adjusted OIBDA was $21.0 million, representing 14.2% of segment revenues.
  Consumer orders were 1,691,000, a decrease of 15% versus the year-ago quarter.
  Average order value (“AOV”), including an $8.26 negative impact from foreign currency exchange resulting from a strengthened U.S. Dollar versus the British Pound, was $57.70, a 12% decrease versus AOV of $65.59 in the year-ago quarter. AOV in constant currency terms increased 1% versus the year-ago quarter, excluding the negative impact of foreign currency exchange.

Classmates Media:

	(in millions, except percentages)
Financial Highlights	Q1 2009	Q1 2008	% Change
Services revenues	$38.2	$31.2	22%
Advertising revenues	20.3	20.6	(2%)
Segment revenues	$58.5	$51.9	13%
as a % of consolidated revenues	22.2%	42.6%

Segment income from operations	$12.2	$8.0	53%
Segment adjusted OIBDA(1)	$15.8	$11.8	34%
as a % of segment revenues(1)	27.1%	22.8%

	(in thousands, except percentages)
Metrics Highlights	Q1 2009	Q1 2008	% Change
Segment pay accounts(3)	4,563	3,521	30%
Net growth in segment pay accounts(3)	244	322
Segment active accounts(3)	16,800	13,900	21%

  Segment revenues were $58.5 million, an increase of 13% versus the year-ago quarter.
  Segment adjusted OIBDA was $15.8 million, an increase of 34% versus the year-ago quarter and record performance for a first quarter.
  Segment adjusted OIBDA as a percentage of segment revenues increased significantly to 27.1% from 22.8% in the year-ago quarter. The increase primarily reflects operating leverage associated with higher segment revenues.
  Pay accounts(3) as of March 31, 2009 were a record 4.6 million, an increase of 30% versus 3.5 million at March 31, 2008.
  Segment active accounts(3) were a record 16.8 million in the first quarter, an increase of 21% versus 13.9 million in the year-ago quarter.

Communications:

	(in millions, except percentages)
Financial Highlights	Q1 2009	Q1 2008	% Change
Services revenues	$48.0	$59.4	(19%)
Advertising revenues	9.3	10.5	(11%)
Segment revenues	$57.4	$69.9	(18%)
as a % of consolidated revenues	21.7%	57.4%

Segment income from operations	$20.7	$20.5	1%
Segment adjusted OIBDA(1)	$24.6	$26.8	(8%)
as a % of segment revenues(1)	42.9%	38.4%

	(in thousands, except percentages)
Metrics Highlights	Q1 2009	Q1 2008	% Change
Segment pay accounts(3)	1,653	2,043	(19%)
Net decline in segment pay accounts(3)	(82)	(107)

  Segment revenues were $57.4 million, a decrease of 18% versus the year-ago quarter, primarily due to a continuing decrease in segment pay accounts.
  Segment adjusted OIBDA was $24.6 million, a decrease of 8% versus the year-ago quarter and a percentage that was less than half the rate of the year-over-year revenue decline.
  Segment adjusted OIBDA increased to a record 42.9% of segment revenues, versus 38.4% of segment revenues in the year-ago quarter. The increase reflects the company’s continuing efforts in expense management and driving profitability and cash flows.
  Pay accounts decreased by a net 82,000, versus a net decline of 107,000 pay accounts in the year-ago quarter.
  Segment pay accounts as of March 31, 2009 were 1.7 million, a decrease of 19% versus 2.0 million at March 31, 2008.

Business Outlook:

The following forward-looking information includes certain projections made by management as of the date of this press release. The company does not intend to revise or update this information, except as required by law, and may not provide this type of information in the future. Due to a variety of factors, actual results may differ significantly from those projected. Factors include, without limitation, the factors referenced later in this announcement under the caption "Cautionary Information Regarding Forward-Looking Statements." In particular, the company’s projections are premised on an average exchange rate of 1.45 U.S. Dollars to 1.0 British Pounds for the second quarter of 2009 and any material change in the average exchange rate could have a material impact on the projections. These and other factors are discussed in more detail in the company's filings with the Securities and Exchange Commission.

Second Quarter 2009 (in millions)	Guidance
Revenues	$248.0 ─ $257.0
Adjusted OIBDA	$60.0 – $65.0

The table below reconciles the company’s guidance for operating income, a GAAP measure, to adjusted OIBDA.

Second Quarter 2009 (in millions)	Guidance
GAAP Operating Income	$34.5 ─ $39.5
Depreciation	6.2
Amortization of intangible assets	8.7
Stock-based compensation	10.6
Adjusted OIBDA	$60.0 – $65.0

Investor Conference Call Today at 5:00 p.m. ET (2:00 p.m. PT):

United Online will host a conference call today at 5:00 p.m. ET (2:00 p.m. PT) to discuss its quarterly results. To participate, please dial 877-681-3374 (or 719-325-4943 outside the U.S.), and provide the confirmation code, 6480164. A live webcast of the call, along with a presentation containing financial highlights for the quarter ended March 31, 2009, can also be accessed through the “investors” section of the company's Web site located at www.unitedonline.com. The presentation and a replay of the broadcast will be available on the Web site for seven days, or by dialing 888-203-1112 (or 719-457-0820 outside of the U.S.) and the confirmation code, 6480164.

Definitions of Non-GAAP Financial Measures:

(1) Adjusted operating income before depreciation and amortization (“adjusted OIBDA”) is defined by the company as operating income before depreciation; amortization; stock-based compensation; restructuring and related charges; and impairment of goodwill, intangible assets and long-lived assets. The company’s definition of adjusted OIBDA has been modified from time to time. Management believes that because adjusted OIBDA excludes (1) certain non-cash expenses (such as depreciation, amortization, stock-based compensation, and impairment of goodwill, intangible assets and long-lived assets); and (2) expenses that are not reflective of the company's core operating results over time (such as restructuring and related charges), this measure provides investors with additional useful information to measure the company's financial performance, particularly with respect to changes in performance from period to period. Management uses adjusted OIBDA to measure the company's performance. The company's board of directors has used this measure as a basis in determining certain compensation incentives for certain members of the company's management. Adjusted OIBDA is not determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP. A limitation associated with the use of adjusted OIBDA is that it does not reflect the periodic costs of certain tangible and intangible assets used in generating revenues in the company's business. Management evaluates the costs of such tangible and intangible assets through other financial activities such as evaluations of capital expenditures and purchase accounting. An additional limitation associated with this measure is that it does not include stock-based compensation expenses related to the company's workforce. Management compensates for this limitation by providing a summary of stock-based compensation expenses on the face of the consolidated statements of operations. A further limitation associated with the use of this measure is that it does not reflect the costs of restructuring and related charges and the impairment of goodwill, intangible assets and long-lived assets. Management compensates for this limitation by providing supplemental information about restructuring and related charges and impairment charges within its financial press releases and Securities and Exchange Commission (“SEC”) filings, when applicable. An additional limitation associated with the use of this measure is that the term “adjusted OIBDA” does not have a standardized meaning. Therefore, other companies may use the same or a similarly named measure but exclude different items or use different computations, which may not provide investors a comparable view of the company's performance in relation to other companies. Management compensates for this limitation by presenting the most comparable GAAP measure, operating income, directly ahead of adjusted OIBDA within its financial press releases and by providing a reconciliation that shows and describes the adjustments made. A reconciliation to operating income is provided in the accompanying tables.

Adjusted OIBDA for each of the company's segments is defined by the company as segment income from operations, as set forth in the company's Forms 10-K and Forms 10-Q, before stock-based compensation, restructuring and related charges and the impairment of goodwill, intangible assets and long-lived assets. The company’s definition of adjusted OIBDA for each of the company’s segments has been modified from time to time. Management believes that because segment adjusted OIBDA and segment adjusted OIBDA as a percentage of segment revenues exclude (1) certain non-cash expenses (such as stock-based compensation, and the impairment of goodwill, intangible assets and long-lived assets); and (2) expenses that are not reflective of the segment’s core operating results over time (such as restructuring and related charges), these measures provide investors with additional useful information to evaluate the company’s segment financial performance, particularly with respect to changes in performance from period to period. Segment adjusted OIBDA and segment adjusted OIBDA as a percentage of segment revenues are not determined in accordance with GAAP and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP. A limitation associated with these measures is that they do not include stock-based compensation expenses related to the company’s workforce. Management compensates for this limitation by providing a summary of stock-based compensation expenses on the face of the consolidated statements of operations. A further limitation associated with the use of these measures is that they do not reflect the costs of restructuring and related charges and impairment charges related to an operating segment. Management compensates for this limitation by providing supplemental information about restructuring and related charges and impairment charges by segment within its financial press releases and SEC filings, when applicable. A reconciliation to segment income from operations, its most comparable GAAP financial measure, is provided in the accompanying tables.

(2) Adjusted net income is defined by the company as net income before the after-tax effect of: stock-based compensation; amortization of intangible assets; restructuring and related charges; impairment of goodwill, intangible assets and long-lived assets; and the cumulative effect of a change in accounting principle as a result of the adoption of SFAS 123R, and the re-measurement of certain deferred tax assets. Management believes that adjusted net income and adjusted diluted net income per share provide investors with additional useful information to measure the company’s financial performance, particularly with respect to changes in performance from period to period, because these measures are exclusive of (1) certain non-cash expenses (such as stock-based compensation, amortization, the cumulative effect of a change in accounting principle, and the impairment of goodwill, intangible assets and long-lived assets); and (2) expenses that are not reflective of the company’s core results over time (such as restructuring and related charges). Management also uses adjusted net income and adjusted diluted net income per share for this purpose. Adjusted net income and adjusted diluted net income per share are not determined in accordance with GAAP and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP. The limitations of adjusted net income and adjusted diluted net income per share are that, similar to adjusted OIBDA, they do not include certain costs, and the terms “adjusted net income” and “adjusted diluted net income per share” do not have standardized meanings. Therefore, other companies may use the same or similarly named measures but exclude different items or use different computations, which may not provide investors a comparable view of the company’s performance in relation to other companies. Management compensates for this limitation by presenting the most comparable GAAP measures, net income and diluted net income per share, directly ahead of adjusted net income and adjusted diluted net income per share within its financial press releases and by providing a reconciliation that shows and describes the adjustments made. Reconciliations to net income and diluted net income per share are provided in the accompanying tables.

(3) A pay account represents a unique billing relationship with a customer who subscribes to one or more of the company’s Classmates Media segment or Communications segment services. A pay account does not equate to a unique subscriber since one subscriber could have several pay accounts. Classmates Media segment active accounts are defined as: all social networking pay accounts as of the date presented; the monthly average for the period of all free social networking accounts who have visited the company’s domestic or international social networking Web sites, excluding The Names Database, at least once during the period; and the monthly average for the period of all loyalty marketing members who have earned or redeemed points during such period. Communications segment active accounts are defined as all Communications pay accounts as of the date presented combined with the number of free Communications accounts (Internet access and email users), excluding free Web hosting accounts, that logged on to the company’s services at least once during the preceding 31 days.

(4) Free cash flow is defined by the company as net cash provided by operating activities, less capital expenditures and including the excess tax benefits from stock-based compensation and cash paid for restructuring and related charges. Management believes that free cash flow provides investors with additional useful information to measure operating liquidity because it reflects the company’s operating cash flows after investing in capital assets and prior to cash paid for restructuring and related charges. It also fully reflects the tax benefits realized by the company from stock-based compensation. This measure is used by management, and may also be useful for investors, to assess the company’s ability to pay its quarterly dividend, repay debt obligations, generate cash flow for a variety of strategic opportunities, including reinvestment in the business, and effect potential acquisitions and share repurchases. Free cash flow is not determined in accordance with GAAP and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP. A limitation of free cash flow is that it does not represent the total increase or decrease in cash during the period.

An additional limitation associated with the use of this measure is that the term “free cash flow” does not have a standardized meaning. Therefore, other companies may use the same or a similarly named measure but exclude different items or use different computations, which may not provide investors a comparable view of the company’s performance in relation to other companies. Management compensates for this limitation by presenting the most comparable GAAP measure, net cash provided by operating activities, directly ahead of free cash flow within its financial press releases and by providing a reconciliation that shows and describes the adjustments made. A reconciliation to net cash provided by operating activities is provided in the accompanying tables.

(5) Consumer orders are defined as orders delivered during the period that originated in the U.S. and Canada, primarily from the www.ftd.com Web site and 1-800-SEND-FTD phone number, and in the U.K. and the Republic of Ireland, primarily from the www.interflora.co.uk Web site and a toll free phone number. Orders originating with a florist or other retail location for delivery to consumers are not included. Average order value (“AOV”) represents the average U.S. Dollar amount paid for the consumer orders delivered during the period. This average U.S. Dollar amount is determined after translating the British Pound amounts paid for orders delivered in the U.K. and the Republic of Ireland into U.S. Dollars. Average order value includes merchandise revenue, shipping and service fees, less discounts, payable by the consumer. Average order values will fluctuate between periods based on changes in merchandise values, shipping and service fees, discounts, and the exchange rate between the U.S. Dollar and British Pound.

About United Online®:

United Online, Inc. (Nasdaq:UNTD) is a leading provider of consumer products and services over the Internet, where the company's brands have attracted a large online audience that includes more than 60 million registered consumer accounts. The company's floral and related offerings include products and services for consumers and retail florists, as well as for other retail locations offering floral products and services, in the U.S., Canada, the United Kingdom, and the Republic of Ireland. The floral business utilizes the highly recognized FTD (www.ftd.com) and Interflora (www.interflora.co.uk) brands, both supported by the Mercury Man logo that is displayed in approximately 45,000 retail floral shops worldwide. The company's Classmates Media services include online social networking (www.Classmates.com) and online loyalty marketing (www.MyPoints.com) in North America. Classmates Media also operates online social networking Web sites in a number of European countries. The company's Communications services include value-priced Internet access and email provided by NetZero (www.netzero.com) and Juno (www.Juno.com).

Headquartered in Woodland Hills, CA, United Online operates through a global network of locations in the U.S., Canada, the United Kingdom, Germany, and India. More information about United Online is available on the company's Web site located at: www.unitedonline.com.

Cautionary Information Regarding Forward-Looking Statements:

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended, based on our current expectations, estimates and projections about our operations, industry, financial condition, performance, results of operations, and liquidity. Statements containing words such as “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “projections,” “business outlook,” “estimate,” or similar expressions constitute forward-looking statements. These forward-looking statements include, but are not limited to, statements about future financial performance; revenues; operating expenses; operating income; capital expenditures; depreciation and amortization; stock-based compensation and returns on investments. Potential factors that could cause actual results to differ materially from those in the forward-looking statements made include, among others: the severity and duration of current economic conditions; the effect of competition; financial market risk resulting from fluctuations in foreign currency exchange rates, particularly the British Pound and Euro; the company’s inability to retain or grow its free and pay accounts; the company’s inability to acquire and retain florist members; the company’s inability to increase or maintain its advertising revenues; failure to achieve expanded marketing opportunities and efficiencies and other benefits associated with the acquisition of FTD Group, Inc. and its subsidiaries (“FTD”), or to implement any or all planned marketing initiatives; the effects of seasonality; changes in stock-based compensation due to future equity issuances or other reasons; changes in amortization or depreciation due to a variety of factors; potential write down, reserve against or impairment of assets including receivables, goodwill, intangible assets or other assets; that the company will incur additional impairment charges; changes in tax laws, the company’s business or other factors that would impact anticipated tax benefits; that the company will incur additional restructuring and related charges; risks associated with the commercialization of new services; the company’s ability to enforce or defend its ownership and use of intellectual property; problems associated with the company’s operations, systems or technologies; the company’s ability to retain key customers and key personnel; risks associated with litigation and governmental regulation; changes in marketing conditions and laws; changes in the floral industry; inability to successfully integrate the financial, accounting and administrative functions of United Online, Inc. and FTD; the impact of, and restrictions associated with, the company’s indebtedness; as well as the risk factors disclosed in the company’s filings with the Securities and Exchange Commission (http://www.sec.gov), including, without limitation, information under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors.” Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as the date hereof. Any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that may cause actual performance and results to differ materially from those predicted. Reported results should not be considered an indication of future performance. Except as required by law, the company undertakes no obligation to publicly release the results of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

UNITED ONLINE, INC.
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)

	Quarter Ended March 31,
	2009	2008

Revenues	$263,647	$121,811
Operating expenses:
Cost of revenues(a)	114,334	27,839
Sales and marketing(a)	55,763	36,781
Technology and development(a)	17,141	12,902
General and administrative(a)	30,414	20,884
Amortization of intangible assets	8,591	2,836
Restructuring charges	-	206
Total operating expenses	226,243	101,448

Operating income	37,404	20,363

Interest income	348	1,600
Interest expense	(8,201)	-
Other income, net	38	42

Income before income taxes	29,589	22,005
Provision for income taxes	12,536	9,003
Net income (b)	$17,053	$13,002

Net income applicable to common stockholders for calculation of net income per share:
Net income	$17,053	$13,002
Income allocated to participating securities (b)	(671)	(930)
Net income applicable to common stockholders (b)	$16,382	$12,072

Basic net income per share applicable to common stockholders	$0.20	$0.18
Shares used to calculate basic net income per share applicable to common stockholders(b)	82,570	68,145

Diluted net income per share applicable to common stockholders	$0.20	$0.18
Shares used to calculate diluted net income per share applicable to common stockholders(b)	82,837	68,890

Shares outstanding at end of period	83,025	68,563

(a) Stock-based compensation was allocated as follows:
Cost of revenues	$256	$220
Sales and marketing	1,248	1,588
Technology and development	1,193	1,288
General and administrative	6,669	6,914
Total stock-based compensation	$9,366	$10,010

(b) On January 1, 2009, the company adopted Financial Accounting Standards Board (“FASB”) Staff Position (“FSP”) EITF 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities, which requires the allocation of net income between common stockholders and participating securities when computing earnings per share. FSP EITF 03-6-1 has been retroactively applied to the company’s unaudited condensed consolidated statement of operations for the first quarter ended March 31, 2008 and did not have a material impact on the calculation of basic or diluted net income per share.

UNITED ONLINE, INC.
Unaudited Reconciliations of Non-GAAP Financial Data
(in thousands)

Unaudited Reconciliation of Operating Income to Adjusted Operating Income Before Depreciation and Amortization (OIBDA)(1)

	Quarter Ended March 31,
	2009	2008
Operating income	$37,404	$20,363
Depreciation	6,092	5,239
Amortization of intangible assets	8,591	2,836
Operating income before depreciation and amortization	52,087	28,438
Stock-based compensation	9,366	10,010
Restructuring charges	-	206
Adjusted operating income before depreciation and amortization	$61,453	$38,654

Unaudited Reconciliation of Segment Income from Operations to Segment Adjusted OIBDA(1)

	Quarter Ended March 31,
	2009	2008
FTD:
Segment income from operations	$19,230	$-
Stock-based compensation	1,810	-
Segment adjusted operating income before depreciation and amortization	$21,040	$-

Classmates Media:
Segment income from operations	$12,155	$7,953
Stock-based compensation	3,664	3,863
Segment adjusted operating income before depreciation and amortization	$15,819	$11,816

Communications:
Segment income from operations	$20,702	$20,485
Stock-based compensation	3,892	6,147
Restructuring charges	-	206
Segment adjusted operating income before depreciation and amortization	$24,594	$26,838

UNITED ONLINE, INC.
Unaudited Reconciliation of Net Income to Adjusted Net Income(2)
(in thousands, except per share amounts)

	Quarter Ended March 31,
	2009	2008

Net income applicable to common stockholders for calculation of adjusted basic net income per share:
Net income (a)	$17,053	$13,002
Income allocated to participating securities (a)	(1,018)	(930)
Net income applicable to common stockholders (a)	16,035	12,072

Add (deduct):
Stock-based compensation	9,366	10,010
Amortization of intangible assets	8,591	2,836
Restructuring charges	-	206
	33,992	25,124

Income tax effect of adjusting entries	(5,223)	(3,840)
Adjusted net income applicable to common stockholders (a)	$28,769	$21,284

Adjusted basic net income per share applicable to common stockholders (a)	$0.35	$0.31
Shares used to calculate adjusted basic net income per share applicable to common stockholders(a)	82,570	68,145

Adjusted diluted net income per share applicable to common stockholders (a)	$0.35	$0.31
Shares used to calculate adjusted diluted net income per share applicable to common stockholders(a)	83,143	68,806

(a) On January 1, 2009, the company adopted Financial Accounting Standards Board (“FASB”) Staff Position (“FSP”) EITF 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities, which requires the allocation of net income between common stockholders and participating securities when computing earnings per share. FSP EITF 03-6-1 has been retroactively applied to the company’s unaudited condensed consolidated statement of operations for the first quarter ended March 31, 2008 and did not have a material impact on the calculation of basic or diluted net income per share.

(b) Includes the adjustment of shares used to calculate diluted net income per share resulting from the elimination of stock-based compensation.

UNITED ONLINE, INC.
Unaudited Condensed Consolidated Balance Sheets
(in thousands)

	March 31, 2009	December 31, 2008

ASSETS
Cash and cash equivalents	$124,751	$104,514
Accounts receivable, net	54,814	58,901
Deferred tax assets, net	13,265	16,170
Property and equipment, net	62,226	61,822
Goodwill and intangible assets, net	768,789	779,584
Other assets	42,492	52,536
Total assets	$1,066,337	$1,073,527

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$72,549	$83,372
Accrued liabilities	41,562	43,148
Member redemption liability	24,925	25,976
Deferred revenue	86,734	83,261
Debt, net of discounts	408,926	413,477
Deferred tax liabilities, net	55,570	60,834
Other liabilities	19,641	19,342
Total liabilities	709,907	729,410

Stockholders' equity	356,430	344,117

Total liabilities and stockholders' equity	$1,066,337	$1,073,527

UNITED ONLINE, INC.
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	Quarter Ended March 31,
	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$17,053	$13,002
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and stock-based compensation	24,049	18,085
Accretion of discounts and amortization of debt issue costs	1,013	-
Provision for doubtful accounts receivable	1,161	318
Deferred taxes and other	(2,018)	(191)
Tax benefits (shortfalls) from equity awards	(492)	77
Excess tax benefits from equity awards	(227)	(226)
Change in operating assets and liabilities (excluding the effects of acquisitions):
Accounts receivable	2,803	3,220
Other assets	9,859	5,908
Accounts payable and accrued liabilities	(12,007)	(15,536)
Member redemption liability	(1,050)	(805)
Deferred revenue	3,476	5,037
Other liabilities	(41)	110
Net cash provided by operating activities	43,579	28,999

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(6,347)	(2,799)
Purchases of short-term investments	-	(69,268)
Proceeds from maturities of short-term investments	-	22,985
Proceeds from sales of short-term investments	-	9,273
Cash paid for acquisitions, net of cash acquired	-	(682)
Proceeds from sales of assets, net	-	9
Net cash used for investing activities	(6,347)	(40,482)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on term loans and revolver	(5,438)	-
Payments on capital leases	-	(4)
Proceeds from exercises of stock options	109	694
Repurchases of common stock	(2,611)	(6,162)
Payments for dividends	(8,770)	(14,569)
Excess tax benefits from equity awards	227	226
Net cash used for financing activities	(16,483)	(19,815)

Effect of foreign currency exchange rate changes on cash and cash equivalents	(512)	(112)

Change in cash and cash equivalents	20,237	(31,410)
Cash and cash equivalents, beginning of period	104,514	149,507
Cash and cash equivalents, end of period	$124,751	$118,097

UNITED ONLINE, INC.
Unaudited Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow(4)
(in thousands)

	Quarter Ended March 31,
	2009	2008
Net cash provided by operating activities	$43,579	$28,999
Add (deduct):
Capital expenditures	(6,347)	(2,799)
Excess tax benefits from equity awards	227	226
Cash paid for restructuring charges	-	151
Free cash flow	$37,459	$26,577

UNITED ONLINE, INC.
Unaudited Segment Information
(in thousands)

	Quarter Ended March 31,
	2009	2008
FTD
Revenues:
Products	$113,265	$-
Services	32,798	-
Advertising	1,924	-
Total revenues	147,987	-

Operating expenses:
Cost of revenues	90,153	-
Sales and marketing	24,888	-
Technology and development	3,366	-
General and administrative	11,366	-
Amortization of intangible assets	6,557	-
Total operating expenses	136,330	-

Operating income	11,657	-

Depreciation	1,016	-
Amortization	6,557	-
Segment income from operations	19,230	-
Stock-based compensation	1,810	-
Segment adjusted operating income before depreciation and amortization	$21,040	$-

Classmates Media
Revenues:
Services	$38,221	$31,241
Advertising	20,252	20,643
Total revenues	58,473	51,884

Operating expenses:
Cost of revenues	10,369	10,212
Sales and marketing	20,134	19,646
Technology and development	7,614	5,430
General and administrative	10,625	10,706
Amortization of intangible assets	1,772	2,375
Total operating expenses	50,514	48,369

Operating income	7,959	3,515

Depreciation	2,424	2,063
Amortization	1,772	2,375
Segment income from operations	12,155	7,953
Stock-based compensation	3,664	3,863
Segment adjusted operating income before depreciation and amortization	$15,819	$11,816

Communications
Revenues
Services	$48,049	$59,421
Advertising	9,331	10,506
Total revenues	57,380	69,927

Operating expenses:
Cost of revenues	13,812	17,627
Sales and marketing	10,934	17,135
Technology and development	6,161	7,472
General and administrative	8,423	10,178
Amortization of intangible assets	262	461
Restructuring charges	-	206
Total operating expenses	39,592	53,079

Operating income	17,788	16,848

Depreciation	2,652	3,176
Amortization	262	461
Segment income from operations	20,702	20,485
Stock-based compensation	3,892	6,147
Restructuring charges	-	206
Segment adjusted operating income before depreciation and amortization	$24,594	$26,838

Consolidated adjusted operating income before depreciation and amortization	$61,453	$38,654

Reconciliation of segment income from operations to consolidated operating income:
FTD	$19,230	$-
Classmates Media	12,155	7,953
Communications	20,702	20,485
Total segment income from operations	52,087	28,438
Depreciation	(6,092)	(5,239)
Amortization of intangible assets	(8,591)	(2,836)
Consolidated operating income	37,404	20,363

Reconciliation of segment revenues to consolidated revenues:
FTD	$147,987	$-
Classmates Media	58,473	51,884
Communications	57,380	69,927
Intersegment eliminations	(193)	-
Consolidated revenues	$263,647	$121,811

Reconciliation of segment operating expenses to consolidated operating expenses:
FTD	$136,330	$-
Classmates Media	50,514	48,369
Communications	39,592	53,079
Intersegment eliminations	(193)	-
Consolidated operating expenses	$226,243	$101,448

UNITED ONLINE, INC.
Unaudited Selected Quarterly Historical Key Metrics (a)

	March 31, 2009	December 31, 2008	September 30, 2008	June 30, 2008	March 31, 2008

Consolidated:
Revenues (in thousands)	$263,647	$256,162	$169,157	$122,273	$121,811

FTD:
Basis of Presentation(b)			Combined	Pre-Acquisition	Pre-Acquisition
Revenues (in thousands)	$147,987	$133,685	$121,427	$174,904	$191,987
% of Total revenues	56.1%	52.2%	N/A	N/A	N/A

Consumer orders(5) (in thousands)	1,691	1,467	1,154	1,993	1,994
Average order value(5)	$57.70	$58.80	$64.37	$62.67	$65.59
Currency exchange rate: GBP to USD	1.43	1.56	1.90	1.97	1.98

Classmates Media:
Segment revenues (in thousands)	$58,473	$62,592	$58,746	$57,013	$51,884
% of Total revenues	22.2%	24.4%	34.7%	46.6%	42.6%

Pay accounts (in thousands)	4,563	4,319	4,087	3,809	3,521
Segment churn(c)	4.1%	4.4%	4.1%	4.2%	4.3%
ARPU(d)	$2.87	$2.98	$3.07	$3.10	$3.10
Segment active accounts (in millions)	16.8	16.0	15.5	15.1	13.9

Communications:
Segment revenues (in thousands)	$57,380	$60,120	$62,131	$65,260	$69,927
% of Total revenues	21.7%	23.5%	36.7%	53.4%	57.4%

Pay accounts (in thousands):
Access	1,316	1,388	1,468	1,560	1,682
Other	337	347	353	356	361
Total Communications pay accounts	1,653	1,735	1,821	1,916	2,043

Segment churn(c)	4.8%	4.3%	4.4%	4.5%	4.8%
ARPU(d)	$9.45	$9.31	$9.49	$9.45	$9.45
Segment active accounts (in millions)	2.6	2.7	2.8	2.9	3.1

(a) More information on the financial results for these quarters can be found in the company's filings with the Securities and Exchange Commission.

(b) Combined quarterly results were calculated by adding historical results prior to the acquisition (July 1, 2008 through August 25, 2008) to FTD's results following the acquisition (August 26, 2008 through September 30, 2008). Pre-acquisition results reflect the historical quarterly results of FTD prior to the acquisition date. The pre-acquisition historical results of FTD were derived from the results of FTD as disclosed in the financial statements set forth in FTD Group, Inc.'s historical filings with the Securities and Exchange Commission. The company has not verified the accuracy of the pre-acquisition historical results of FTD and makes no representations with respect to such information.

(c) Churn is calculated as the total number of pay accounts that terminated or expired in a period divided by the average number of pay accounts for the same period, divided by the number of months in that period.

(d) ARPU is calculated by dividing billable services revenues for a period by the average number of pay accounts for that period, divided by the number of months in that period.

CONTACT:
United Online, Inc.
Investors:
Erik Randerson, CFA
818-287-3350
investor@untd.com
or
Press:
Scott Matulis
818-287-3388
pr@untd.com